UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 20, 2006

TUMBLEWEED COMMUNICATIONS CORP.
(Exact name of registrant as specified in its charter)
Delaware	000-26223	94-3336053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Saginaw Drive, Redwood City, California		94063
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(650) 216-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement.

In connection with the resignation of Craig Brennan as Chief Executive Officer and Chairman of the Board of Directors, Tumbleweed Communications Corp. (the "Company") and Mr. Brennan entered into a settlement and release agreement effective February 20, 2006 (the "Agreement"). Among other things, the Agreement provides for a waiver and release of claims by Mr. Brennan and the Company, and the Company also agreed to pay Mr. Brennan $95,501 and to reimburse him for specified COBRA payments.

The foregoing is a summary description of certain terms of the Agreement and is qualified in its entirety by reference to the Agreement, attached hereto as exhibit 10.1.

1.02	Termination of a Material Definitive Agreement

The Agreement supersedes the Employment Agreement between Mr. Brennan and the Company, dated June 30, 2005. The material terms of the Agreement are described under Item 1.01 above and incorporated by reference into this Item 1.02.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

10.1	Settlement and Release Agreement, effective February 20, 2006, between Craig D. Brennan and Tumbleweed Communications Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUMBLEWEED COMMUNICATIONS CORP.

By: /s/ Bernard J. Cassidy
Name: Bernard J. Cassidy
Title: Secretary

Date: February 21, 2006

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	Settlement and Release Agreement, effective February 20, 2006, between Craig D. Brennan and Tumbleweed Communications Corp.

4